List of Subsidiaries:


Our wholly owned subsidiaries include:

o Nanning Sonic Jet Ltd.: A venture organized under the People's Republic of China, which does business under the names Nanning Sonic Jet, LLC.

o TSG International, Inc.: is a wholly owned subsidiary, which holds the shares, acquired from Technical Solutions Group, Inc.